EXHIBIT 99.2

THE INTERESTS DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE OR JURISDICTION.  NO SALE, OFFER TO SELL, OR OTHER TRANSFER OF THESE INTERESTS MAY BE MADE BY A MEMBER UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR UNLESS IN THE OPINION OF COUNSEL TO TELOS IDENTITY MANAGEMENT SOLUTIONS, LLC THE PROPOSED DISPOSITION FALLS WITHIN A VALID EXEMPTION FROM THE REGISTRATION PROVISIONS OF THOSE ACTS.

SECOND AMENDED AND RESTATED
OPERATING AGREEMENT
OF
TELOS IDENTITY MANAGEMENT SOLUTIONS, LLC
(d/b/a XACTA Identity Management Solutions)

This SECOND AMENDED AND RESTATED OPERATING AGREEMENT (hereinafter referred to as "this Agreement") is made and entered into as of the 24th of December 2014, by and among the undersigned.

EXPLANATORY STATEMENT:

A.            TELOS Identity Management Solutions, LLC (the "Company") was formed as a limited liability company under the Delaware Limited Liability Company Act (the "Act") pursuant to the Certificate of Formation filed with the Secretary of State of the State of Delaware on April 11, 2007.  The Company was governed by an Operating Agreement dated as of April 11, 2007, which was amended and restated on April 13, 2007 (as amended and restated, the "Operating Agreement").

B.            The Members hereby amend and restate the Operating Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, each to the others, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

FORMATION

Section 1.01.        Name.  The name of the Company is "TELOS Identity Management Solutions, LLC."

Section 1.02.  Principal Office and Registered Agent of Company.  The address of the principal office of the Company is 19886 Ashburn Road, Ashburn, Virginia 20147-2358.  The Company may have such other or additional offices as the Board of Directors may determine.  The registered agent and registered office of the Company shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

Section 1.03.    Term.  The Company commenced on the date its Certificate of Formation was filed with the Secretary of State of the State of Delaware.  Unless terminated pursuant to the further provisions of this Agreement, the Company shall have a perpetual existence.

ARTICLE II

DEFINED TERMS

Throughout this Agreement, the word or words listed below within quotation marks shall have the meanings which follow them:

"Act" - The Delaware Limited Liability Company Act.

"Additional Member" - A Member admitted to the Company other than as an assignee or transferee of all or a portion of a previously admitted Member's Interest in the Company.

"Affiliate" - A Person who directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with a Member.  The term "control" as used herein (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to: (i) vote 5% or more of the outstanding voting securities of a corporate Member or such Person; or (ii) otherwise direct the management policies of a Member or such Person by contract or otherwise.

"Agreement" - This Second Amended and Restated Operating Agreement, as amended from time to time.

"Appraisal Process" - The Board of Directors shall select a nationally recognized investment banker ranked by Investment Dealers Digest as a top financial advisor for deal sizes less than one hundred million dollars ($100,000,000.00) to prepare an appraisal of the Company.  Any such appraisal must be completed within forty-five (45) days from the date of the triggering event.

"Appraised Value " – The value of the Company established by the Appraisal Process.

"Bankruptcy" - With respect to the Class A Member:

(i)            the commencement of a proceeding in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code (as now or in the future amended) or an admission by it seeking the relief therein provided;

            (ii)            its making an assignment for the benefit of creditors;

            (iii)            its consenting to the appointment of a receiver for all or a substantial part of its property;

            (iv)            its being adjudicated bankrupt or insolvent;

(v)            the entry of a court order appointing a receiver or trustee for all or a substantial part of its property without its consent; or

            (vi)            the assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of its property.

"Board of Directors" - The Board of Directors appointed pursuant to Section 6.02 or any authorized manager, officer, or agent elected by it.

"Borrowing Rate" - The rate of interest that the Class A Member is charged under the Loan Agreement.

"Business" - The creation, development, management, operation, marketing and exploitation of identity management and related technologies.

"Capital Account" - With respect to any Member (i) the amount of money contributed by it to the Company, (ii) the fair market value of property contributed by it to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the Code) and (iii) allocations to it of Company income and gain (or items thereof), and decreased by (iv) the amount of money distributed to it by the Company, (v) the fair market value of property distributed to it by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), (vi) all allocations to it of expenditures of the Company described in Section 705(a)(2)(B) of the Code, and (vii) allocations of Company loss and deduction (or item thereof); subject to such other adjustments required by Treas. Reg. § 1.704-1(b)(4) (or any corresponding successor provisions).  Upon the determination by the Board of Directors, the Capital Accounts of the Members may be restated to their fair market values in connection with the admission of an Additional Member or an additional Capital Contribution by an existing Member.  In all events, such Capital Account shall be maintained in accordance with the Treasury Regulations promulgated under Section 704(b) of the Code.

"Capital Contribution" - The amount of cash and the fair market value of assets, net of any liabilities, contributed to the Company by each Member on the date of contribution of such assets.  Any reference in this Agreement to the Capital Contribution of a then Member shall include a Capital Contribution previously made by any prior Member with respect to the Interest of such then Member.

"Capital Transaction" - A sale, exchange or other disposition of all or substantially all of the Company's assets.

"Capital Transaction Proceeds" - All cash receipts from a Capital Transaction (other than a Liquidating Capital Transaction) plus any amounts released from reserves in connection with a Capital Transaction less (i) all cash expenditures associated with a Capital Transaction and (ii) such amounts reserved for future operating expenses, as the Board of Directors may determine.

"Cash Flow" - For any fiscal year, all cash receipts of the Company (other than receipts with respect to Capital Contributions, Capital Transactions and Liquidating Capital Transactions) plus amounts released from reserves, less (i) all cash expenditures (other than expenditures with respect to Capital Transactions and Liquidating Capital Transactions) including fees paid to Members under Section 8.03, and (ii) such reasonable reserves, as the Board of Directors may determine, to meet anticipated expenses or liabilities of the Company, including but not limited to, operating expenses, debt service and reserves for capital expenditures, as the Board of Directors shall determine from time to time.

"Change in Control of the Class A Member" – An occasion upon which (i) any one Person, or more than one Person acting as a group (as such term is used under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a member of the Class A Member's Board of Directors or fiduciary holding securities under an employee benefit plan of the Class A Member or a corporation controlled by the Class A Member, acquires (either directly and/or through becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act)), directly or indirectly, securities of the Class A Member representing 50% or more of the combined voting power of the Class A Member's outstanding voting securities (or has acquired securities representing 50% or more of the combined voting power of the Class A Member's outstanding voting securities during the 12-month period ending on the date of the most recent acquisition of the Class A Member's securities by such person); (ii) any one Person, or more than one Person acting as a "group" (as such term is used under Section 13(d)(3) of the Exchange Act), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) all, or substantially all, of the Class A Member's assets; or (iii) the Class A Member enters into a letter of intent or an agreement that contemplates the occurrence of a Change in Control of the Class A Member as described in subsections (i) or (ii) above.

"Class A Member" - The Person designated as a Class A Member on Exhibit A, and any substitute Members who are an assignee or transferee of a Class A Member.

"Class B Member" - The Person designated as a Class B Member on Exhibit A and any substitute Members who are an assignee or transferee of a Class B Member.

"Code" - The Internal Revenue Code of 1986, as amended, and any successor statute thereto.

"Company" - This limited liability company.

"Corporate Administrative Services Agreement" – The Corporate Administrative Services Agreement, dated April 21, 2007, by and among the Company and the Class A Member, as further amended by Amendment No. 1 dated April 21, 2008, Amendment No. 2 dated January 1, 2010, Amendment No. 3 dated January 1, 2011, Amendment No. 4 dated January 1, 2012, Amendment No. 5 dated January 1, 2013 and Amendment No. 6 dated January 1, 2014, and as amended or supplemented from time to time.

 "Immediate Family" - The spouse, child, stepchild, grandchild, sibling, parent, niece, nephew or personal representative of a Person or a trust for the benefit of any of the foregoing.  Notwithstanding the foregoing, a spouse of a Person who is legally separated from the Person shall not be included in the definition of Immediate Family.

"Interest" - The ownership interest of a Member in the Company.

"Liquidating Capital Transaction" - A Capital Transaction made in contemplation of and pursuant to a plan or intent to liquidate and dissolve the Company as soon as practicable thereafter.

"Liquidating Capital Transaction Proceeds" - All cash receipts from a Liquidating Capital Transaction plus any amounts released from reserves as a result of such Liquidating Capital Transaction less all cash expenditures associated with such Liquidating Capital Transaction.

"Loan Agreement" – The Class A Member's revolving line of credit with Wells Fargo, as extended or amended from time to time, or any subsequent line of credit that replaces such line of credit.

"Members" - Any and all Persons designated as Members on Exhibit A, or any Person who becomes a Member as provided herein, in such Person's capacity as a Member of the Company. Such term shall include and refer to two or more Members if more than one Member shall at any time exist hereunder.  A Member may be designated to be in more than one class of Members.  If no class is specified, a reference to Members shall include Members of all classes.

"Percentage Interest" - The Percentage Interest opposite a Member's name on Exhibit A, as modified pursuant to this Agreement.  In the event of a change in a Member's Percentage Interest in the Company, the Board of Directors shall amend Exhibit A to reflect such change.

"Persons" - Individuals, partnerships, limited liability companies, corporations, unincorporated associations, trusts, estates, governmental authorities and other entities.

"Purchase Agreement" – Membership Interest Purchase Agreement, dated December [_], 2014, by and among the Class A Member and the Class B Member.

"Securities Act" - The Securities Act of 1933, as amended.

"State" - The State of Delaware.

"State Acts" - The securities laws of the State or any other jurisdiction.

"Transfer" - When used as a noun, the voluntary or involuntary sale, assignment, substitution, transfer or other disposition (whether by gift, operation of law or otherwise), with or without consideration, of an Interest, and when used as a verb shall mean to cause or make any such sale, assignment, transfer or other disposition.

"Wells Fargo" – Wells Fargo Capital Finance, LLC.

ARTICLE III

BUSINESS AND PURPOSE OF THE COMPANY

The purposes for which the Company has been formed are (a) to exploit, develop, license, commercialize, and otherwise deal with identity management and related technologies; (b) to conduct any other lawful business as may be approved by the Members of the Company in the manner provided in this Agreement; and (c) to do all things necessary, convenient or incidental to the foregoing.  The Company may enter into such contracts, agreements, ventures or arrangements with such other Persons as may be deemed necessary by the Board of Directors to accomplish any of its purposes.  The Company shall have the power to do all things which the Board of Directors believes to be necessary and appropriate in furtherance of the Company's purposes.

ARTICLE IV

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 4.01.  Capital Contributions; Guarantees; Loans.

A.            (i)            Each of the Members has contributed cash or property as its Capital Contribution to the Company (or has been credited amounts as a Capital Contribution due to a purchase of Percentage Interests) with a value in the amount of the "Capital Contribution" set forth on Exhibit A.

(ii)            The Class A Member contributed certain assets to the Company in accordance with that certain Contribution Agreement dated as of April 11, 2007 (the "Contribution Agreement").  Among other assets contributed to the Company, the Class A Member granted the Company certain rights to use the names "Telos" and "XACTA" in the Business.  As set forth in such Contribution Agreement, the Company's right to use the names "Telos" and "XACTA" shall terminate upon dissolution of the Company.  To the extent that contracts used by the Class A Member in the Business cannot, by their terms, be assigned to the Company, the Company shall be the exclusive provider of services under such contracts and the Class A Member shall collect all revenues under such contracts and transfer all such revenues to the Company.  In addition, to the extent that any employee of the Class A Member who provides services exclusively for the Business (a "Telos Employee") is a participant in any retirement plan of the Class A Member, the Telos Employee shall continue to be employed by the Class A Member until the Company has established its own retirement plans.  All expenses and costs associated with a Telos Employee (including salary, employment taxes and benefits) that are incurred by the Class A Member after the date of this Agreement shall be reimbursed by the Company to the Class A Member.

B.            Except as otherwise provided in this Agreement, the Members shall not be required to lend any funds to the Company, make additional Capital Contributions or guarantee any loans for the Company.

C.            In the event that the Board of Directors determines that additional funds are required by the Company in the ordinary course of its business, then the Class A Member shall lend such needed funds to the Company.  Any such loans by the Class A Member shall bear interest at the Borrowing Rate.  Any such loan, plus accrued interest, shall be repaid to the Class A Member prior to any distributions of Cash Flow or Capital Transaction Proceeds to the Members under Section 5.03.  Notwithstanding the foregoing, the parties agree that the Class A Member shall not be required to make any loans to the Company (pursuant to Section 4.01.C of the Operating Agreement or otherwise) if the making of such loans would constitute a violation of the Loan Agreement, or if a Default or Event of Default (as defined in the Loan Agreement) would occur immediately after giving effect to such loans.

D.            The provisions of this Section 4.01 regarding capital calls and loans shall not be enforceable by any creditors of the Company.

Section 4.02.        Capital Accounts.

A.            An individual Capital Account shall be maintained for each Member.  Each Member's Capital Account shall be computed and maintained in accordance with the Treasury Regulations promulgated under Section 704(b) of the Code.

B.            No interest shall be paid on any present or future Capital Account.

C.            If any Interest is Transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the Transferring Member to the extent it relates to the Transferred Interests.

ARTICLE V

ALLOCATION OF PROFITS AND LOSSES;
CERTAIN TAX MATTERS; DISTRIBUTIONS

Section 5.01.      Allocation of Profits and Losses.  Except as provided in Sections 5.05 and 5.06, or as otherwise described in Section 3 of the Purchase Agreement, the profits and losses of the Company for each fiscal year of the Company shall be allocated among the Members in proportion to their respective Percentage Interests.

Section 5.02.  Determination of Profits and Losses.  The net profits or net losses of the Company shall be determined in accordance with the accounting methods followed for federal income tax purposes and otherwise in accordance with sound accounting principles and procedures applied in a consistent manner.  An accounting shall be made for each fiscal year by the Company as soon as possible after the close of each such fiscal year, to determine the Members' respective shares of net profits or net losses of the Company, which shall be credited or debited, as the case may be, to the Members' respective Capital Accounts.  For tax purposes, all items of income, gain, loss, deduction or credit shall be allocated to and among the Members in the same proportion in which they share profits and losses.

Section 5.03.     Distributions of Cash Flow and Capital Transaction Proceeds.   Except as provided in Section 3 of the Purchase Agreement, Cash Flow and Capital Transaction Proceeds shall be distributed, when and to the extent determined by the Board of Directors, to the Members in proportion to their respective Percentage Interests.  Liquidating Capital Transaction Proceeds shall be distributed among the Members in accordance with Section 9.04.

Section 5.04.     Right to Distributions.  No Member shall have the right to receive distributions of property from the Company.  No Member shall have the right to receive, and the Board of Directors shall not have the right to make, distributions to a Member which include a return of all or any part of its Capital Contribution, except to the extent of Cash Flow distributions, and Company property available for distribution on dissolution of the Company, if any.

Section 5.05.       Special Allocations Regarding Excess Deficits and Minimum Gain. Notwithstanding anything to the contrary contained in this Article V, the allocations of income or gain described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d) (last paragraph) and 1.704-2(f) shall be made in the circumstances described in such sections of such Treasury Regulations or any successor provisions thereto.  This Section 5.05 is intended to constitute a qualified income offset provision and minimum gain chargeback provision under such sections of such Treasury Regulations and shall be so interpreted for all purposes.

Section 5.06.    Minimum Allocations Required Under Section 704(c)(1)(A) of the Code.  Notwithstanding any other provision of this Agreement to the contrary, to the extent a Member is required to take into account an item of profit or loss under Section 704(c)(1)(A) of the Code (or any provisions contained in the Treasury Regulations under 704(b) of the Code providing for substantially equivalent treatment), such allocation shall override all other allocations contained herein but shall not affect a Member's Capital Account to the extent the economic value of such profit or loss has already been reflected in such Member's Capital Account.

ARTICLE VI

THE BOARD OF DIRECTORS: RIGHTS, POWERS AND DUTIES

Section 6.01.  Powers of the Board of Directors.  In addition to the powers now or hereafter granted an authorized person of a limited liability company under applicable law or which are granted the Board of Directors under any provisions of this Agreement, the Board of Directors shall have full, exclusive and complete discretion, power and authority, subject in all cases to the provisions of this Agreement and the requirements of applicable law, to manage, control, administer and operate the business and affairs of the Company for the purposes herein stated, to make all decisions affecting such business and affairs, to adopt such accounting rules and procedures as it deems appropriate in the conduct of the business and affairs of the Company and to do all things which it deems necessary or desirable in the conduct of the business and affairs of the Company, including without limitation, (subject to the limitations provided in this Article VI and elsewhere in this Agreement) for Company purposes, the power:

A.            to receive and expend capital and receipts of the Company, to maintain and operate books of account in the Company's name and to incur obligations and liabilities on behalf of the Company in furtherance of the Company's business;

B.            to employ such Affiliates and personnel as it shall deem desirable or advisable for the conduct of Company activities, including permanent, temporary or part-time employees and outside contractors or consultants, and to determine their compensation and other terms of employment;

C.            to borrow money for Company purposes on any terms it sees fit and, in connection therewith, to issue evidences of indebtedness, to refinance existing indebtedness, and to pledge or hypothecate or otherwise encumber any of the assets and revenues of the Company.

D.            to take such action and execute and deliver such documents as may be required in connection with any note, lease, bond, indemnity, security agreement, escrow, bank letter of credit or otherwise in connection with the financing or refinancing of the Company's property;

E.            to enter into, perform and carry out contracts of any kind, including contracts with Affiliates, necessary to, in connection with or incidental to the accomplishment of the purpose of the Company;

F.            to manage, develop and lease the Company's property;

G.            to purchase, at the expense of the Company, liability and other insurance to protect Company assets, as the Board of Directors in its best judgment deems prudent;

H.            to do any and all other things affecting the rights and obligations of the Company, including, without limiting the generality of the foregoing, the employing of attorneys and the incurring of other legal expenses and the conduct or settlement of claims and litigation;

I.            to establish reasonable reserve funds for future expenses of the Company and other future capital requirements;

J.            to enter into any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to, the accomplishment of the purposes of the Company, so long as said activities and contracts may be lawfully carried on or performed by a limited liability company under the laws of the State; and

K.            to appoint a tax matters partner for all purposes under the Code and all regulations promulgated thereunder.

Section 6.02.       Number, Election and Voting of Directors.

A.            The business, assets and operations of the Company shall be managed by the Board of Directors.  Except as otherwise specifically provided in this Agreement, all Company decisions shall require the approval of a majority of the members of the Board of Directors.  Any action taken by the Board of Directors pursuant to this Article VI shall constitute the action of and serve to bind the Company.

B.            The Board of Directors shall be comprised of five (5) members.  Three (3) of the members of the Board of Directors shall be appointed by the Class A Member.  Two (2) of the members of the Board of Directors shall be appointed by the Class B Member.  One member of the Board of Directors shall be designated chairman of the Board of Directors.  Each member of the Board of Directors shall be entitled to one vote on each matter that may properly come before the Board of Directors.  The current members of the Board of Directors are:

Name                                                                                    Appointed By

John B. Wood, chairman                                      Class A Member
Bernard Bailey                                                                      Class A Member
Bill Dvoranchik                                                                    Class A Member
Joe Flanagan                                                                               Class B Member
John O'Brien                                                                              Class B Member

If any member of the Board of Directors shall die, resign or be removed, the Member who appointed him or her shall appoint a successor to fill the resulting vacancy.  A member of the Board of Directors may only be removed with or without cause by the Member who appointed him or her.

C.            Meetings of the Board of Directors shall be held at the Company's principal place of business or such other location within the United States of America as the chairman of the Board of Directors may designate.  Regular meetings of the Board of Directors shall be held not less often than quarterly and at such dates and times as the Chairman of the Board of Directors may determine.  Special meetings of the Board of Directors may be called at any time by any member of the Board.  Members of the Board of Directors may participate in meetings by means of a telephone conference call or similar communication equipment if all persons participating in the meeting can hear and speak to each other at the same time.  Participation in a meeting by these means constitutes presence in person at such meeting.  Notice of the place, day and hour of each meeting of the Board of Directors shall be given to each member not less than one (1) week before the meeting.  Such notice need not be written; may be given by mail, telephone, email, in person, or by any other reasonable means of communication; and shall specify the purpose or purposes of the meeting.  No notice of any meeting of the Board of Directors need be given to any member who attends, or to any member who, in writing executed and filed with the records of the meeting either before or after the holding of the meeting, waives such notice.  The presence of a majority of the members of the entire Board of Directors shall constitute a quorum for transacting business and the action of a majority of the members of the Board of Directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for the action by statute, the Certificate of Formation, or this Agreement.  Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action, shall be signed by all of the members of the Board of Directors. At any meeting of the Board of Directors each member shall be entitled to have an additional person present at the meeting.  This person may participate in Board of Directors discussions but shall not be entitled to vote on any matters which are to be voted upon by members of the Board of Directors.

Section 6.03.   Officers.  The Board of Directors may appoint such managers, officers or agents, who shall have such titles and such powers and duties as the Board of Directors may from time to time designate for the proper conduct of the business of the Company.   Such managers, officers and agents need not be members of the Board of Directors and shall serve at the pleasure of the Board of Directors.  The same individual may simultaneously hold more than one office.  Any officer of the Company may be removed summarily with or without cause, at any time, by the Board of Directors.  The Board of Directors shall have the power to fix the compensation of the officers, managers and agents appointed by it, subject to the provisions of this Agreement.

ARTICLE VII

ASSIGNMENTS

Section 7.01.  Voluntary Transfer.

A.            No Member shall voluntarily Transfer all or any part of its Interest without obtaining the consent of the other Member and complying with the provisions of Section 7.01.B, unless the transfer is in accordance with Section 7.01.D, Section 7.03, Section 7.04 or Section 7.05.

B.            No Transfer of all or any portion of an Interest by a Member shall be effective as against the Company unless and until such transferee, purchaser, assignee or donee (i) executes and delivers such documents, and takes such other action as the Board of Directors shall deem necessary or advisable to cause it to become a substitute Member, (ii) shall pay all reasonable expenses required by the Board of Directors to be paid in connection therewith, and (iii) shall, if requested by the Board of Directors, present an opinion of counsel, acceptable to counsel to the Company, that such assignment would not violate applicable state and federal securities laws or adversely affect the status of the Company as a partnership for federal income tax purposes and as a limited liability company under the laws of the jurisdictions in which the Company is doing business.

C.            No transfer, sale, assignment, substitution or other disposition of all or any portion of a Member's Interest shall be effective to convey the subject matter thereof until all documents shall have been executed and filed and all other acts shall have been performed as specified in Sections 7.01.A and 7.01.B.

D.            If the Board of Directors approves a sale of all of the Interests in the Company to a third party purchaser, then each Member hereby agrees to transfer its Interest to such third party purchaser in accordance with the terms and for the purchase price approved by the Board of Directors.

Section 7.02.      Binding Agreement.     In the event that any Interest is transferred pursuant to Section 7.01.A, all such Interests shall remain subject to the provisions and restrictions of this Agreement, and the transferee shall be bound by all obligations of the transferor under this Agreement.  Any purported transfer of any Interest in violation of any provision of this Agreement shall be void and without effect, and shall not operate to transfer any interest or title to the purported transferee.  In the event that any purported transfer of an Interest not made in compliance with the provisions of this Agreement is nonetheless recognized as valid by a court having jurisdiction, notwithstanding the provisions of this Agreement to the contrary, then all such Interests shall remain subject to the provisions and restrictions of this Agreement, and the transferee shall be subject to, and bound by, all restrictions, limitations and obligations of the transferor Member under this Agreement, including any under this Article VII, if applicable; provided, that the foregoing shall not be deemed a consent by the parties hereto to any such purported transfer of an Interest or a waiver of any of the provisions of this Agreement.

Section 7.03.      Option to Purchase Class A Member's Interest.

A.            Upon the occurrence of any of the following events: (i) the involuntary termination of John B. Wood as CEO and Chairman of the Class A Member; (ii) the Bankruptcy of the Class A Member; or (iii) unless the Class A Member elects to exercise its right under Section 7.06 to purchase the Class B Member's entire Interest upon a Change in Control of the Class A Member, the transfer or issuance of more than fifty-one percent (51%) of the outstanding voting securities of the Class A Member to a third party (each of which shall be referred to as a "Class B Option Event"), then the Class B Member shall have an option to purchase, and the Class A Member shall be obligated to sell (unless it elects to purchase the Interest of the Class B Member under Section 7.03.C), the Class A Member's entire Interest in accordance with this Section 7.03.  The Class A Member must notify the Class B Member of the occurrence of a Class B Option Event within five (5) days of such occurrence (the "Event Notice").  Notwithstanding the foregoing, the Class B Member's option under this Section 7.03 shall not be exercisable if there is, at the time of the Class B Option Event, a letter of intent to sell the Company, a binding contract to sell all of the assets of, or Interests in, the Company, or a standstill for due diligence with respect to a sale of the Company.  If any of the preceding circumstances exist, the time for exercising the Class B Member's option under this Section 7.03 shall toll until such time as such circumstance no longer exists and such date shall be considered the date of the Class B Option Event.

B.            Within five (5) days of receipt of the Event Notice, the Class B Member may notify the Class A Member in writing of its intent to purchase the Class A Member's entire Interest (the "Exercise Notice").  The purchase price for the Class A Member's entire Interest shall be determined by the Appraisal Process.  The purchase price for the Class A Member's entire Interest shall be equal to the Appraised Value multiplied by the Percentage Interest of the Class A Member.

C.            Notwithstanding Section 7.03.B, upon the determination of the Appraised Value, the Class A Member may choose to purchase the entire Interest of the Class B Member.  The Class A Member must notify the Class B Member in writing of its intent to purchase the Class B Member's entire Interest within five (5) days of the determination of the Appraised Value.  The purchase price for the Class B Member's entire Interest shall be equal to the Appraised Value multiplied by the Percentage Interest of the Class B Member.

Section 7.04.      Option to Purchase Class B Member's Interest.

A.            In the event that more than fifty percent (50%) of the ownership interests in the Class B  Member are Transferred to Persons other than individuals who are members of the Immediate Family of the initial owners of the Class B Member without the consent of the Company (the "Class B Member Governing Event"), the Class A Member shall have an option to purchase, and the Class B Member shall be obligated to sell if such option is exercised, the entire Interest of the Class B Member.  The Class B Member shall notify the Company of the occurrence of a Class B Member Governing Event within five (5) days of such event.  The option to purchase may be exercised at any time following the occurrence of the Class B Member Governing Event and shall not expire.  If the Class A Member desires to elect to purchase the Interest of the Class B Member, the Class A Member shall provide the Class B Member with written notice of the intention to purchase the Interest pursuant to the terms of this Section 7.04 and the purchase shall be for the purchase price provided for in Section 7.04.B.

B.            The purchase price for the Interest of the Class B Member shall be determined by the Appraisal Process.  The purchase price for the Class B Member's entire Interest shall be equal to the Appraised Value multiplied by the Percentage Interest of the Class B Member.

Section 7.05.      Option to Sell Member's Interest.  From the date of this Agreement, if there is not either (a) a letter of intent to sell the Company, (b) a binding contract to sell all of the assets or Interests in the Company, or (c) a standstill for due diligence with respect to a sale of the Company (each of which shall be considered a "Sales Event"), the Class B Member shall have the option to sell, and the Class A Member shall be obligated to purchase if such option is exercised, the entire Interest of the Class B Member.  Such option may be exercised by giving written notice to the Class A Member at any time if no Sales Event then exists.  If the Class A Member and the Class B Member are unable to agree on the purchase price, the purchase price for the Class B Member's entire Interest shall be determined by the Appraisal Process.  The purchase price for the Class B Member's entire Interest shall be equal to the Appraised Value multiplied by the Percentage Interest of the Class B Member.  Notwithstanding the foregoing, the Class A Member shall not be obligated to purchase the Interest of the Class B Member if such purchase would constitute a violation of the Loan Agreement or if a Default or Event of Default (as defined in the Loan Agreement) would occur immediately after giving effect to such purchase and Wells Fargo (or a subsequent lender) refuses to consent to such purchase or to waive such violation, Default, or Event of Default.

Section 7.06.      Change in Control of the Class A Member.

A.            Upon the occurrence of a Change in Control of the Class A Member, the Class A Member shall have the option to purchase, and the Class B Member shall have the obligation to sell if such option is exercised, the entire Interest of the Class B Member.

B.            The Class A Member must notify the Class B Member of the occurrence of a Change in Control of the Class A Member within five (5) days of becoming aware of such occurrence. To exercise the foregoing option, the Class A Member must notify the Class B Member in writing of the Class A Member's exercise of its option under this Section 7.06 within twenty (20) days of a Change in Control of the Class A Member.  If the Class A Member and the Class B Member are unable to agree on the purchase price, the purchase price for the Class B Member's entire Interest shall be determined by the Appraisal Process. The purchase price for the Class B Member's entire Interest under this Section 7.06 shall be equal to the Appraised Value multiplied by the Percentage Interest of the Class B Member.

C.            The closing of the purchase of the Class B Member's entire Interest under this Section 7.06 shall be contingent upon the closing of the transaction(s) contemplated by the Change in Control of the Class A Member.  The closing of the purchase of the Class B Member's entire Interest under this Section 7.06 shall occur at the principal office of the Company within thirty (30) days of the closing of the transaction(s) contemplated by the Change in Control of the Class A Member.  If requested by the Class A Member, the Class B Member shall reasonably cooperate to close the purchase of the Class B Member's entire Interest under this Section 7.06 either prior to or contemporaneously with the Change in Control of the Class A Member.

Section 7.07.      Closing.  The payment of the purchase price under Section 7.03, Section 7.04, Section 7.05 or Section 7.06 shall be paid in cash in one lump sum on the closing of the purchase.  The closing of any purchase pursuant to Section 7.03, Section 7.04 or Section 7.05 shall occur at the principal office of the Company within thirty (30) days of the determination of the Appraised Value (the "Closing Date").

Section 7.08.       Forced Sale.  If the Class A Member fails to satisfy an obligation under this Article VII to purchase the entire Interest of the Class B Member by the Closing Date, the Class B Member shall have until thirty (30) days after the Closing Date to provide written notice to the Board of Directors of the Class B Member's determination that the Company should be sold in accordance with this Section 7.08 ("Forced Sale Notice").  Upon receipt of a Forced Sale Notice, the Board of Directors shall immediately and diligently commence a sales process with the purpose of seeking an offer to purchase the Company that maximizes the value of the Company (a "Forced Sale").  The Class B Member shall have the right to take such actions, on behalf of the Company, that are consistent and in conjunction with the sales process commenced by the Board of Directors in accordance with the immediately preceding sentence to solicit and obtain an offer for a Forced Sale. The Board of Directors shall accept any offer from a bona fide third party to purchase the Company if such offer is approved by the Class B Member; provided, however, that such purchase will not violate the terms of the Loan Agreement or result in the occurrence of a Default or Event of Default (as defined in the Loan Agreement), unless Wells Fargo (or a subsequent lender) consents to such purchase or waives such violation, Default, or Event of Default.  The Company shall reimburse the Class B Member for all transaction expenses related to the sale and incurred in good faith.  The purchase price of the Company, less transaction expenses reimbursed to the Class B Member or incurred by the Company, shall then be distributed to the Members pursuant to Article V of this Agreement. The rights contained in this Section 7.08 are the sole remedy of the Class B Member if the Class A Member does not close on a purchase of an Interest pursuant to this Article VII.

Section 7.09.    Prohibition of Pledges.  No Member shall at any time pledge, mortgage, hypothecate or otherwise encumber any of its Interest, or permit any of its Interest to be pledged, mortgaged, hypothecated, encumbered or otherwise subjected to any lien, without the prior written consent of the Board of Directors and the other Member.  No purported pledge, mortgage, hypothecation or encumbrance of, or lien on or security interest in, any Interest in violation of the provisions of this Agreement shall be valid or enforceable.  Notwithstanding the foregoing, the Class A Member's Interest in the Company shall be subject to any security interests imposed on the Class A Member's assets under the Loan Agreement.

Section 7.10.      Further Assurances.  The Company and the Members shall each deliver or cause to be delivered to any other party at such times and places as shall be reasonably requested, such additional instruments as any other party may reasonably request for the purpose of carrying out the transactions contemplated in this Article VII.

ARTICLE VIII

COMPENSATION, REIMBURSEMENTS AND FEES

Section 8.01.     Reimbursements.  The Members and the members of the Board of Directors shall be entitled to reimbursement for reasonable ordinary and necessary expenses incurred on behalf of the Company, if such expenses are approved by the Board of Directors.

Section 8.02.      Expenses.  All expenses in connection with the Company's business, as well as the annual accounting fees, expenses for preparing and distributing Company financial statements, tax returns, Company progress and other periodic reports, and comprehensive general insurance premiums, shall be considered Company expenses.  Each Member shall pay its own legal and accounting fees in connection with protecting or enforcing its particular interest in the Company.

Section 8.03.     Fees.  Members may be entitled to the payment of fees or other compensation for services rendered for and on behalf of the Company as determined by the Board of Directors, including, without limitation, those fees payable to the Class A Member by the Company pursuant to the Corporate Administrative Services Agreement.

ARTICLE IX

DISSOLUTION OF THE COMPANY

Section 9.01.  Events of Dissolution.  The Company shall be dissolved upon the happening of any of the following:

A.            the sale or disposition of all or substantially all of the Company's assets, and the distribution of the proceeds thereof to the Members;

B.            the unanimous consent of the Members;

C.            upon an event which makes it unlawful for the Company's business to be continued; or

D.            the entry of a decree of judicial dissolution.

Section 9.02.  Winding Up.  Upon dissolution under Section 9.01, no further business shall be conducted by the Company except for the taking of such action as shall be necessary for the winding up of the affairs of the Company and the distribution of its assets to the Members pursuant to the provisions hereof, and thereupon the Board of Directors, or in the event a quorum of the Board of Directors does not remain, such Person or Persons as the majority of Members shall designate (hereinafter, in either event, referred to as the "Liquidator") shall act as liquidating trustee and immediately proceed to wind up and terminate the business and affairs of the Company.  Upon the dissolution of the Company, the Members shall provide for the dutiful discharge of any ongoing obligations and/or liabilities of the Company.

Section 9.03.  Sale of Company Assets.  Upon dissolution, the Liquidator shall sell such of the Company assets as is feasible, necessary or appropriate.  In lieu of the sale of any or all of the Company property, the Liquidator may convey and assign all or any part of the Company property to the Members in undivided interests as tenants in common or such other form of similar ownership as shall be applicable to the jurisdiction where the property is located.  A full accounting shall be made of the accounts of the Company and each Member thereof and of the Company's assets, liabilities and income, from the date of the last accounting to the date of such dissolution.  The profits and losses of the Company shall be determined to the date of dissolution and transferred, as provided in Article V, to the respective Capital Accounts of the Members.  In accounting for distributions of Company property, such property shall be valued at the fair market value at the date of dissolution as determined by an appraisal secured by the Liquidator, except that no value shall be placed upon the firm name or goodwill of the Company.  Any difference between the valuation of the Company property and its book value shall be considered as though it represented profit or loss, and shall be allocated to the Capital Accounts of the Members as provided in Section 4.02.  Any gain or loss on disposition of Company property shall be credited or charged to the Capital Accounts of the Members in the same manner as the difference between the valuation of Company property and its book value.

Section 9.04.  Distribution of Assets.  The Liquidator shall apply the remaining Company assets, in the following order of priority:

A.            First, to the payment and discharge of, or reservation for, all of the Company's debts and liabilities and the expenses of dissolution and winding up, in the order or priority as provided by law;

B.            Second, to the payment to a reserve fund for contingent liabilities to the extent deemed reasonable by the Liquidator; and

C.            Third, to the Members to the extent of and in proportion to their respective Capital Accounts after taking into account the allocations of profit or loss pursuant to Section 5.01 and prior distributions of cash or property pursuant to Section 5.03.

Section 9.05.  Return of Capital Contributions.  The Members shall look solely to the assets of the Company for the return of their Capital Contributions, and if the Company property remaining after the payment or discharge of the debts, obligations and liabilities of the Company is insufficient to return the Capital Contributions, they shall have no recourse therefor against the members of the Board of Directors or the Liquidator.

ARTICLE X

ACCOUNTING PROVISIONS

Section 10.01.  Fiscal Year.  The fiscal year end of the Company shall be December 31st.

Section 10.02.  Tax Elections.  In the case of a distribution of property made in the manner provided in Section 734 of the Code, or in the case of a Transfer of any Interest permitted by this Agreement made in the manner provided in Section 743 of the Code, at the request of the Transferring Member, an authorized officer of the Company shall file an election under Section 754 of the Code in accordance with the procedures set forth in the applicable Treasury Regulations.

ARTICLE XI

REPORTS

Section 11.01.  Reports.  As soon as practicable after the end of each fiscal year, the Board of Directors shall deliver to each Member a report of the financial condition of the Company including balance sheet, statement of revenues and expenses, the Member's Capital Accounts, and all information relating to the Company necessary for the preparation by each Member of its federal income tax return.

Section 11.02.  Company List.  The Board of Directors shall maintain a list of the names and addresses of all Members at the principal office of the Company.  Such list shall be made available for the review of any Member or its representative at reasonable times, and upon request either in person or by mail, the Board of Directors shall furnish a copy of such list to any Member or its representative for the cost of reproduction and mailing.

Section 11.03.  Access.  Any Member and/or its authorized representative shall be permitted access to all records of the Company after adequate notice, at any reasonable time.

ARTICLE XII

PROPRIETARY INFORMATION/COVENANT NOT TO COMPETE

Section 12.01.      Use of Proprietary Information and Technical Data.

A.            No Member, or owner of the Class B Member, shall disclose, directly or indirectly, any confidential information concerning the business, operations or clients of the Company to any person, firm or entity, except as may be necessary and appropriate to further the business purposes of the Company.  All information, whether written or otherwise, regarding the Company's business, including but not limited to the Business, data, database systems, customers, sources of customers, marketing and sales methods, financial matters, costs, pricing, systems, procedures and business arrangements, are presumed to be confidential information of the Company for purposes of this Agreement.  Notwithstanding the foregoing, confidential information shall not be deemed to include any information or data which:

(i)            is within the public domain through no fault or breach of the disclosing Person or its employees or agents;
(ii)            is lawfully obtainable from other sources;

(iii)            a Person is required to disclose pursuant to the order of a court or tribunal of competent jurisdiction or the lawful requirement of a governmental agency; provided that prior to any such disclosure, the Person shall give written notice to the Company of the order or requirement so that the Company or any Member may object to such disclosure or obtain any necessary protective orders.

B.            The restrictions imposed on the Members, and owners of the Class B Member, by this Section 12.01 shall survive for two (2) years beyond the termination of the Company.

Section 12.02.      Noncompetition.  Each of the Members and each owner of the Class B Member agrees that he shall not, directly or indirectly, whether as a proprietor, stockholder, employee, agent, officer, member, partner, consultant, representative, or otherwise, for his own account or the account of others:

(i)            during the period that it (or the Class B Member, if applicable) is a Member and for the three (3) year period thereafter, engage in a business that directly competes with the Business of the Company anywhere in the world, including, without limitation, providing any services that are similar to or competitive with any services provided by the Company; and

(ii)            during the three (3) year period commencing on the date that it (or the Class B Member, if applicable) ceases to be a Member, (a) sell or provide to any Customer of the Company, solicit any Customer for any products or services that are similar to or competitive with products or services provided by the Company, or (b) solicit the employment of any employee of the Company.

The term "Customer" as used in this Section 12.02 shall mean any Person that has licensed intellectual property from the Company, or has been solicited by or on behalf of the Company to license the Company's intellectual property or has used services provided by Company personnel, within the two (2) year period immediately preceding the date on which such Member (or the Class B Member, if applicable) ceases to be a Member.

The Members acknowledge that certain lines of business that the Class A Member is currently engaged in are similar to the Business of the Company and the Members confirm that engaging in such businesses by the Class A Member shall not be considered a violation of this Section 12.02.

Section 12.03.      Injunctive Relief.  The Members and the owners of the Class B Member acknowledge that any violation of Sections 12.01 or 12.02 will cause the Company immediate and irreparable harm and the damages which the Company will suffer may be difficult or impossible to measure.  Therefore, upon any actual or impending violation of this Agreement, the Company shall be entitled to the issuance of a restraining order, preliminary and permanent injunction, without bond, restraining or enjoining such violation by the Members, the owners of the Class B Member or any entity or person acting in concert with the Person.  Such remedy shall be additional to and not in limitation of any other remedy which may otherwise be available to the Company either in equity or at law.

Section 12.04.       De Minimis Ownership.  Notwithstanding the provisions of Section 12.02 to the contrary, the ownership by a Member or an owner of the Class B Member of ten percent (10%) or less (by vote or value) of the ownership interests in a Person that competes with the Business of the Company shall not be considered a violation of Section 12.02, as long as such Member or owner does not take part in the management of the Person.

ARTICLE XIII

INDEPENDENT ACTIVITIES

Section 13.01.       Independent Activities.  Each of the parties hereto may engage in whatever other activities it chooses, unless otherwise restricted by any agreements among the Members or by Article XII.  The members of the Board of Directors shall not be obligated to contribute their full time and efforts to the Company; however, the members of the Board of Directors shall diligently and faithfully devote such of their time to the business of the Company as may be necessary to properly conduct the affairs of the Company.  Except to the extent inconsistent with Article XII, the members of the Board of Directors and the Members may in the future engage in activities relating to software and information technology, both for their own accounts and for others, and nothing contained herein shall be deemed to prevent such parties from continuing such activities, or initiating further such other limited or general partnerships, joint ventures, limited liability companies or other entities in which they are or may become a party, nor as requiring them to permit the Company or any of the Members to participate in any such operations in which they may be interested.

Section 13.02.  Transactions with Affiliates.  The fact that a Member, a member of his family or an Affiliate is directly or indirectly interested in or connected with any Person employed by the Company or from whom the Company may buy merchandise, materials, services or other property shall not prohibit the Company from employing, or from dealing with, such Person; provided that, the Board of Directors approves such employment or dealings.

ARTICLE XIV

INDEMNIFICATION

Section 14.01.  Liability of Board of Directors and Members.  The members of the Board of Directors and the Members (including their owners, directors, officers, employees and agents) shall not be liable to the Company or to the Members (including their owners, directors, officers, employees and agents) for any act or omission, done in good faith in such capacity, and within what was believed to be the scope of Company business, unless such member of the Board of Directors or Member (including their owners, directors, officers, employees and agents) shall have been culpable of gross negligence or willful or wanton misconduct.

Section 14.02.  Indemnification.  The Company shall indemnify and hold harmless the members of the Board of Directors and the Members (including their owners, directors, officers, employees and agents) against any and all claims, actions, demands, costs, expenses (including attorneys' fees), damages and losses as a result of any allegation, claim or legal proceeding relating to any act or omission concerning the activities of the Company, unless the person or party against whom any such allegation or claim is made or legal proceeding directed was culpable of gross negligence or willful or wanton misconduct.  The indemnification of the member of the Board of Directors or Member (including their owners, directors, officers, employees and agents) shall be limited to and recoverable only out of the assets of the Company.  Notwithstanding the foregoing, the Company shall not be required to indemnify a Member with respect to any claim, action, demand allegation or legal proceeding brought against another Member or a member of the Board of Directors.

Section 14.03.      Liability of Members.  No Member, member of the Board of Directors or officer of the Company shall have any liability under this Agreement or under the Act except as provided herein or as required by the Act.  Except as required by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member, member of the Board of Directors or officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or acting as a member of the Board of Directors or as an officer of the Company.  The liability of each Member shall be limited solely to the amount of its Capital Contribution and any further Capital Contributions made by such Member in accordance with Section 4.01.  No Member, member of the Board of Directors or officer of the Company shall be liable for any debts, obligations and liabilities, whether arising in contract, tort or otherwise, of any other Member, member of the Board of Directors or officer of the Company.

ARTICLE XV

ASSURANCES

Section 15.01.  Execution of Documents by Members.  Each Member hereby agrees to execute all other documents conforming hereto and to do all such filing, recording, publishing and other acts as may be deemed by the Board of Directors appropriate to comply with the requirements of law for the formation and operation of a limited liability company and any amendment or cancellation thereof in all jurisdictions where the Company shall conduct business.

Section 15.02.  Filing of Documents by Board of Directors.  The Board of Directors shall promptly cause to be executed, acknowledged, filed with the proper offices and published in each jurisdiction in which the Company conducts business such notices, certificates, statements or other instruments as may be necessary or appropriate to comply with the requirements for the formation and operation of a limited liability company under the laws of the State and all other jurisdictions in which the Company may conduct business.

ARTICLE XVI

AMENDMENTS

This Agreement shall not be amended except by the unanimous consent of the Members.  Without limiting the generality of the foregoing, each party to this Agreement understands that the Board of Directors shall be entitled to amend Exhibit A to reflect any changes in the Percentage Interests of the Members in accordance with the terms of this Agreement.  In the event this Agreement is amended as hereinbefore provided, each Member agrees to promptly execute or cause to be executed one or more amendments to this Agreement (including any amendments restating this Agreement in its entirety) and such certificates to reflect the adoption by the Company of any such amendment of this Agreement as may be required by the laws of the jurisdictions in which the Company does business at such time.

ARTICLE XVIII

MISCELLANEOUS

Section 18.01.  Notices.  All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if hand delivered or mailed from within the United States by first class mail, postage prepaid, and addressed to a Member at its address set forth on Exhibit A.  Time periods shall commence on the date of hand delivery or mailing of a notice or any other communication.  Any notice which is required to be given within a stated period of time shall be considered timely if postmarked before midnight of the last day of such period.  Any Member may change its address by giving notice in writing stating its new address to the Board of Directors.  Commencing on the tenth day after the giving of such notice, such newly designated address shall be such Member's address for the purposes of all notices or other communications required or permitted to be given pursuant to this Agreement.

Section 18.02.    Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State excluding its choice of law provisions and principles.

Section 18.03.  Genders and Headings.  The use of any gender herein shall be deemed to be or include the other gender and the use of the singular herein shall be deemed to be or include the plural (and vice-versa), wherever appropriate.  The headings herein are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope of this Agreement, or the intent of the provisions thereof.

Section 18.04.  Binding Effect.  This Agreement shall be binding-upon, and inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns, except as otherwise expressly provided herein.

Section 18.05.  Counterparts; Signature Pages.  This Agreement may be executed in any number of counterparts and/or separate signature pages and by facsimile, each of which shall be considered an original and all of which taken together shall constitute one and the same instrument.

Section 18.06.  Interest Held For Investment.  Each Member does hereby represent and warrant by the execution of this Agreement that (A) its Interest was obtained for investment purposes only and not for resale or distribution, (B) it is qualified by its personal experience to analyze the merits and risks of a contribution to the Company, and (C) it has not relied on the advice of the members of the Board of Directors or the Company's counsel in making its decision to contribute to the Company and become a Member herein.

Section 18.07.  Securities Laws Restrictions.  The Interests described in this Agreement have not been registered under the Securities Act or under the State Acts.  Consequently, these Interests may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of, except in accordance with the provisions of the Securities Act, the State Acts and this Agreement.

Section 18.08.  Application of Subchapter K.  No election shall be made by the Company, the Board of Directors or any Member for the Company to be excluded from the application of the provisions of Subchapter K of the Code, or from any similar provisions of State and foreign tax laws which relate to the taxation of partnerships, unless the Board of Directors decide that the Company should be taxed as other than a partnership in accordance with the "check-the-box" rules under Treasury Regulation Section 301.7701-3.

Section 18.09.  Waiver of Partition.  Each Member (and its representatives, successors and assigns) hereby irrevocably waives any and all right to maintain any actions for partition or to compel any sale with respect to any assets or properties of the Company.

Section 18.10.  Severability.  If any of this Agreement is held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provision hereof which shall remain in full force and effect.

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IN WITNESS WHEREOF, the Members have executed this Agreement under seal as of the day and year first above written.

WITNESS:	CLASS A MEMBER:
TELOS CORPORATION
	By:	/s/ John B. Wood	(SEAL)
John B. Wood, President and CEO

CLASS B MEMBER:
HOYA ID FUND A, LLC
	By:	/s/ Eric Choi	(SEAL)
	Name:	Eric Choi
	Title:	CEO

JOINDER

The undersigned owners of the Class B Member hereby join in the execution of this Agreement for purposes of agreeing to the provisions of Article XII.

(SEAL)

(SEAL)

(SEAL)

(SEAL)

(SEAL)

(SEAL)

(SEAL)

(SEAL)

TELOS Identity Management Solutions, LLC

EXHIBIT A

Name and Addresses Class A Member	Initial Capital Contribution	Percentage Interest
Telos Corporation 19886 Ashburn Road Ashburn, Virginia 20147-2358	$9,000,000	50%
Class B Member
Hoya ID Fund A, LLC ________________ ________________	$6,000,000	50%
Total	$15,000,000	100%